Exhibit 99.1

WHITEHORSE FINANCE, INC. TO REDEEM 6.50% NOTES DUE 2025

NEW YORK, NY, November 17, 2021 /PRNewswire/ – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the "Company") (Nasdaq: WHF) announced that it will redeem its 6.50% Notes due 2025 (Nasdaq: WHFBZ) (the “Notes”). The Company will redeem 100%, or $35,000,000 aggregate principal amount, of the issued and outstanding Notes on December 17, 2021 (the “Redemption Date”), following which the Notes will be delisted from the Nasdaq Global Select Market. The redemption price per Note will be $25 plus accrued and unpaid interest otherwise payable for the then-current quarterly interest period accrued to, but excluding, the Redemption Date. The Company expects to fund the redemption of the Notes with the net proceeds from additional indebtedness it intends to incur.

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held, lower middle market companies across a broad range of industries. The Company’s investment activities are managed by H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, LLC, (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager with over $45 billion of capital under management* across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

* Based on total capital commitments managed by H.I.G. Capital and affiliates.

Contacts

Stuart Aronson
WhiteHorse Finance, Inc.
212-506-0500
saronson@higwhitehorse.com

or

Joyson Thomas
WhiteHorse Finance, Inc.
305-379-2322
jthomas@higwhitehorse.com

or

Robert Brinberg Rose & Company 212-257-5932 whitehorse@roseandco.com

Source: WhiteHorse Finance, Inc.